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                           VICTORIA BANKSHARES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
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                           VICTORIA BANKSHARES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                               TABLE OF CONTENTS

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ARTICLE I DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        I-1
            1.1  Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        I-1
            1.2  Accrued Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        I-1
            1.3  Actuarial Conversion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        I-1
            1.4  Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        I-1
            1.5  Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        I-1
            1.6  Bonus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        I-1
            1.7  Bonus Deferral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        I-1
            1.8  Change of Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        I-2
            1.9  Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        I-2
            1.10 Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        I-2
            1.11 Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        I-2
            1.12 Considered Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        I-2
            1.13 Credited Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        I-2
            1.14 Deferral Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        I-3
            1.15 Discretionary Employer Contribution  . . . . . . . . . . . . . . . . . . . . . . .        I-3
            1.16 Early Retirement Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        I-3
            1.17 Employee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        I-3
            1.18 Hour of Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        I-3
            1.19 Limit Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        I-3
            1.20 Limit Year Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        I-4
            1.21 Matching Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        I-4
            1.22 Normal Retirement Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        I-4
            1.23 Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        I-4
            1.24 Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        I-4
            1.25 Plan Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        I-4
            1.26 Profit Sharing Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . .        I-4
            1.27 Profit Sharing Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        I-4
            1.28 Qualified Plan Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        I-4
            1.29 Salary Deferral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        I-4
            1.30 Salary Deferral Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . .        I-4
            1.31 Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        I-4
            1.32 Total and Permanent Disability . . . . . . . . . . . . . . . . . . . . . . . . . .        I-4
            1.33 Vesting Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        I-5

ARTICLE II ELIGIBILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       II-1
            2.1  Initial Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       II-1
            2.2  Frozen Participation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       II-1
            2.3  Renewed Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       II-1
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ARTICLE III ENTITLEMENT TO RETIREMENT BENEFITS  . . . . . . . . . . . . . . . . . . . . . . . . . .      III-1
            3.1   Normal Retirement Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . .      III-1
            3.2   Late Retirement Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      III-1
            3.3   Early Retirement Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      III-1
            3.4   Disability Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      III-1
            3.5   Severance Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      III-1
            3.6   Death Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      III-2
            3.7   Form and Time of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      III-3
            3.8   Beneficiary Designation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      III-4


ARTICLE IV  SALARY AND BONUS DEFERRALS AND COMPANY
              CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       IV-1
            4.1   Salary Deferral Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       IV-1
            4.2   Bonus Deferral Election . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       IV-1
            4.3   Effect of Code Sections 401(k) and 401(m) . . . . . . . . . . . . . . . . . . . .       IV-1
            4.4   Effectiveness of Deferral Agreement . . . . . . . . . . . . . . . . . . . . . . .       IV-1
            4.5   Matching Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       IV-1
            4.6   Profit Sharing Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . .       IV-1
            4.7   Establishing the Participant's Account  . . . . . . . . . . . . . . . . . . . . .       IV-2
            4.8   Crediting Salary and Bonus Deferrals  . . . . . . . . . . . . . . . . . . . . . .       IV-2
            4.9   Crediting Profit Sharing and Matching Contributions . . . . . . . . . . . . . . .       IV-2
            4.10  Basis for Determining Benefits  . . . . . . . . . . . . . . . . . . . . . . . . .       IV-2
            4.11  Effect of Salary and Bonus Deferrals  . . . . . . . . . . . . . . . . . . . . . .       IV-2


ARTICLE V   DISTRIBUTION OF SALARY AND BONUS DEFERRALS AND
              PROFIT SHARING AND MATCHING CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . .        V-1
            5.1   Death . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        V-1
            5.2   Total and Permanent Disability  . . . . . . . . . . . . . . . . . . . . . . . . .        V-1
            5.3   Retirement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        V-1
            5.4   Termination Prior to Death, Disability or Retirement  . . . . . . . . . . . . . .        V-1
            5.5   Payment on Specified Event  . . . . . . . . . . . . . . . . . . . . . . . . . . .        V-1
            5.6   Payment Upon Unforeseeable Emergency  . . . . . . . . . . . . . . . . . . . . . .        V-2

ARTICLE VI EVENTS CAUSING FORFEITURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       VI-1
            6.1   Termination of Employment . . . . . . . . . . . . . . . . . . . . . . . . . . . .       VI-1
            6.2   Forfeiture For Cause  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       VI-1
            6.3   Forfeiture for Competition  . . . . . . . . . . . . . . . . . . . . . . . . . . .       VI-1


ARTICLE VII ADMINISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      VII-1
            7.1   Committee Appointment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      VII-1
            7.2   Committee Organization and Voting . . . . . . . . . . . . . . . . . . . . . . . .      VII-1
            7.3   Powers of the Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      VII-1
            7.4   Reimbursement of Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . .      VII-2
            7.5   Committee Discretion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      VII-2


ARTICLE VIII ADOPTION BY SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     VIII-1
            8.1   Procedure for and Status After Adoption   . . . . . . . . . . . . . . . . . . . .     VIII-1
            8.2   Termination of Participation By Adopting Subsidiary   . . . . . . . . . . . . . .     VIII-1



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 ARTICLE IX AMENDMENT AND/OR TERMINATION AND CHANGE OF
            CONTROL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       IX-1
            9.1   Amendment or Termination of the Plan  . . . . . . . . . . . . . . . . . . . . . .       IX-1
            9.2   No Retroactive Effect on Awarded Benefits . . . . . . . . . . . . . . . . . . . .       IX-1
            9.3   Effect of Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . .       IX-1
            9.4   Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       IX-1

ARTICLE X FUNDING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        X-1
            10.1  Payments Under This Agreement Are the Obligation of the Company . . . . . . . . .        X-1
            10.2  Agreement May be Coordinated with Life Insurance Owned by the Company or a
                    Rabbi Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        X-1
            10.3  Participants Must Rely Only on General Credit of the Company  . . . . . . . . . .        X-1

ARTICLE XI MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       XI-1
            11.1  Responsibility for Distributions and Withholding of Taxes . . . . . . . . . . . .       XI-1
            11.2  Limitation of Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       XI-1
            11.3  Distributions to Incompetents or Minors . . . . . . . . . . . . . . . . . . . . .       XI-1
            11.4  Nonalienation of Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . .       XI-1
            11.5  Reliance Upon Information . . . . . . . . . . . . . . . . . . . . . . . . . . . .       XI-2
            11.6  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       XI-2
            11.7  Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       XI-2
            11.8  Gender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       XI-2
            11.9  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       XI-2
            11.10 Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       XI-2



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                           VICTORIA BANKSHARES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         WHEREAS, it is in the best interest of Victoria Bankshares, Inc. and its subsidiaries to retain a select group management personnel; and

         WHEREAS, Congress has from time to time limited the amounts of retirement benefits available to the more highly compensated employees in relationship to their pay; and

         WHEREAS, Victoria Bankshares, Inc. and its subsidiaries has found it in their best interest to supplement the retirement pay of a select group of management personnel so as to retain their services and to offer a further incentive to maintain and increase their standard of performance; and

         WHEREAS, Victoria Bankshares, Inc. previously established a supplemental executive retirement plan effective January 1, 1989; and

         WHEREAS, Victoria Bankshares, Inc. has determined that said supplemental executive retirement plan should be amended and restated in its entirety effective January 1, 1994;

         NOW, THEREFORE, Victoria Bankshares, Inc. hereby amends and restates its supplemental executive retirement plan effective January 1, 1994 as follows:

                                   ARTICLE I

                                  DEFINITIONS

         1.1 Account. "Account" shall mean the ledger account maintained by the Company to record the amount due the Participant under Article IV of this Plan. The Account at any given time shall reflect the Bonus Deferrals, Salary Deferrals, Matching Contributions and Profit Sharing Contributions and any earnings on amounts credited to the Account.

         1.2 Accrued Benefit. "Accrued Benefit" means, as of a given date an amount equal to 2% of the Participant's Limit Year Compensation multiplied by the Participant's years of Credited Service, not to exceed twenty.

         1.3 Actuarial Conversion. "Actuarially Equivalent," "Equivalent Actuarial Value," "Actuarial Equivalent," and similar terms mean equality in value of the aggregate amounts expected to be received under different forms of payment based upon the same mortality and interest rate assumptions. Unless specifically provided otherwise under the provisions hereof, the mortality and interest rate assumptions used under the Plan shall be as follows:

                 (a) The mortality assumptions shall be based upon the "Unisex Pension Mortality Table Projected to 1984" (UP-1984 Table); and

                 (b) The interest rate assumption shall be six percent.

The term "single-sum value" means the actuarially computed present value, as of a given date, of the periodic payments for which it is determined based upon the interest and mortality assumptions specified in this Section. Unless specifically provided otherwise under the provisions hereof, the single-sum value as of a given date of a Participant's Accrued Benefit that is scheduled to commence at a later date shall be discounted for both interest and mortality from such scheduled commencement date to such given date.

         1.4 Beneficiary. "Beneficiary" means a person or entity designated by the Participant under the terms of this Plan to receive any amounts distributed under the Plan upon the death of the Participant. If no such person or entity is so designated, "Beneficiary" shall mean the Participant's estate.

         1.5 Board of Directors. "Board of Directors" means the Board of Directors of Victoria Bankshares, Inc.

         1.6 Bonus. "Bonus" shall mean all bonuses awarded to the Participant, if any, as determined by the Board of Directors at its sole discretion.

         1.7 Bonus Deferral. "Bonus Deferral" shall mean the amount of the Bonus the Participant elects to defer under the terms of this Plan.





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         1.8 Change of Control. "Change of Control" means, as determined by the
Committee in place immediately prior to the Change of Control, the occurrence of one or more of the following events:

                 (a) Any "person", including a "syndication" or "group" as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding voting securities;

                 (b) The Company is merged or consolidated with another corporation and immediately after giving effect to the merger or consolidation less than 80% of the outstanding voting securities of the surviving or resulting entity are then beneficially owned in the aggregate by (i) the stockholders of the Company immediately prior to such merger or consolidation, or (ii) if a record date has been set to determine the stockholders of the Company entitled to vote on such merger or consolidation, the stockholders of the Company as of such record date;

                 (c) If at any time during a calendar year a majority of the directors of the Company are not persons who were directors at the beginning of the calendar year (unless the lack of majority is the result of the death of one or more directors); and

                 (d) the Company transfers substantially all of its assets to another corporation which is a less than 80% owned Subsidiary of the Company.

         1.9 Committee. "Committee" means the persons who are from time to time serving as members of the committee administering this Plan.

         1.10 Company. "Company" means Victoria Bankshares, Inc., any Subsidiary which adopted the Victoria Bankshares, Inc. Pension Plan prior to January 1, 1989, and any Subsidiary adopting the Plan.

         1.11 Compensation. "Compensation" means the annual base salary payable to the Participant as of the first day of the Plan Year. Provided, however, in the event a Participant has Salary Deferrals under Article IV, then the Participant's Compensation shall be deemed to include the amounts so deferred by the Participant.

         1.12 Considered Compensation. "Considered Compensation" means the amount of compensation taken into account under the Profit Sharing Plan, as it may be amended from time to time. Provided, however, that for purposes of this Plan, the term "Considered Compensation" shall not be limited by the limitations imposed under Section 401(a)(17) of the Internal Revenue Code, as it may be amended from time to time.





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         1.13 Credited Service. "Credited Service" shall mean the total period of an Employee's service with Victoria Bankshares, Inc., computed in completed months, during the period beginning on the date he first performs an Hour of Service and ending on his Normal Retirement Date or, if earlier, his date of actual retirement or termination of service, or, where applicable, ending on such other date as is specified hereunder; provided, however, that the following provisions shall apply with respect to any period of such an employee's service which would be included in his Credited Service in accordance with the provisions above:

                 (a) Any complete calendar month or portion thereof that the employee is absent from the service of the Company will be excluded from his Credited Service unless he receives regular Compensation from the Company for all or any portion of such calendar month and except as otherwise provided below;

                 (b) Any absence due to the Employee's engagement in military service will, except as provided below, be included in his Credited Service if such absence is covered by a leave of absence granted by the Company or is by reason of compulsory military service and provided that he returns to the active service of the Company within the period of time during which he has reemployment rights under any applicable Federal law or within 60 days from and after discharge or separation from such compulsory engagement if no Federal law is applicable; and

                 (c) Any period of service while the employee was employed by Victoria Loan & Investment Company shall be included in his Credited Service.

         1.14 Deferral Agreement. "Deferral Agreement" shall mean the agreement entered into by the Participant from time to time setting forth his Bonus and Salary Deferrals under the Plan.

         1.15 Discretionary Employer Contribution. "Discretionary Employer Contribution" means the Company's Discretionary Employer Contribution, if any, made under the Profit Sharing Plan on the basis of the Participant's Considered Compensation.

         1.16 Early Retirement Date. "Early Retirement Date" means the date on which a Participant retires from the service of the Company prior to his Normal Retirement Date (i) on or after the date as of which he has both attained the age of 55 years and completed five years of Vesting Service or (ii) on or after attaining age 62.

         1.17 Employee. "Employee" means all common law employees of the Company.

         1.18 Hour of Service. "Hour of Service" means an hour for which an employee is directly or indirectly paid, or is entitled to payment, by the Company (including any predecessor business of any Company conducted as a corporation, partnership, or proprietorship) for the performance of duties.

         1.19 Limit Year. "Limit Year" means the Plan Year designated by the Board of Directors in its sole discretion that will be used to determine the Participant's





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
Compensation for purposes of the Plan. Although the Board of Directors retains the right to change the Limit Year in its sole discretion, no such change shall reduce the Accrued Benefit of any Participant in violation of Section 9.2 of the Plan.

         1.20 Limit Year Compensation. "Limit Year Compensation" means the Participant's Compensation from the Company during the Limit Year.

         1.21 Matching Contribution. "Matching Contribution" means the matching contribution made to the Participant's Account under this Plan pursuant to
Section 4.4 of the Plan.

         1.22 Normal Retirement Date. "Normal Retirement Date" means the first day of the month coincident with or next following the date on which a Participant attains the age of 65 years.

         1.23 Participant. "Participant" means the person or persons employed by the Company during the Plan Year and participating in the Plan.

         1.24 Plan. "Plan" means the Victoria Bankshares, Inc. Supplemental Executive Retirement Plan set forth in this document, as amended from time to time.

         1.25 Plan Year. "Plan Year" means calendar year.

         1.26 Profit Sharing Contribution. "Profit Sharing Contribution" means the contribution made to the Participant's Account under this Plan pursuant to
Section 4.5 of the Plan.

         1.27 Profit Sharing Plan. "Profit Sharing Plan" means the Victoria Bankshares, Inc. Profit Sharing Thrift Plan, as it may be amended from time to time.

         1.28 Qualified Plan Benefit. "Qualified Plan Benefit" means the benefit that would be paid or payable to the Participant or his Beneficiary under the Victoria Bankshares, Inc. Pension Plan, excluding only the post retirement supplemental benefit payable thereunder, as it may be amended or superseded from time to time.

         1.29 Salary Deferral. "Salary Deferral" shall mean the amount of Compensation the Participant elects to defer under the terms of this Plan, or allocated to his Account pursuant to Section 4.3.

         1.30 Salary Deferral Contributions. "Salary Deferral Contributions" shall mean the Participant's 401(k) pre-tax contributions under the Profit Sharing Plan.

         1.31 Subsidiary. "Subsidiary" means any wholly owned subsidiary of Victoria Bankshares, Inc.

         1.32 Total and Permanent Disability. "Total and Permanent Disability" means a disability due to sickness or injury that results in the Participant being completely unable to engage in any substantial gainful employment by any of the Companies. A

Participant shall be considered fully recovered from his disability if he is no longer disabled as provided above. Notwithstanding the immediately preceding provisions of this Section, Total and Permanent Disability does not include a disability which is the result of:

                 (a) excessive and habitual use by the Participant of drugs;

                 (b) injury or disease sustained by the Participant while willfully and illegally participating in fights, riots, civil insurrections, or while committing a felony;

                 (c) injury or disease sustained by the Participant while serving in any armed forces;

                 (d) injury or disease sustained by the Participant which was diagnosed or discovered subsequent to the date his employment was terminated; or

                 (e) injury or disease sustained by the Participant as a result of an act of war, whether or not such act arises from a formally declared state of war.

All determinations regarding the existence or nonexistence of a Total and Permanent Disability and the cause thereof shall be made by the Committee. The Committee shall require satisfactory proof, which may be in the form of a certificate from a duly licensed physician selected by the Committee, that a Participant has become disabled as provided herein before commencement of payment of a Disability Benefit. Any opinion of the Committee rendered in accordance with the provisions of this Section shall be final and conclusive, and shall not be subject to review by anyone.

         1.33 Vesting Service. "Vesting Service" means the total period of elapsed time with Victoria Bankshares, Inc. (including absences which do not constitute a termination of service), computed in years and days, during the period beginning on the date the Employee first performs an Hour of Service and ending on his date of retirement or termination of service, or, where applicable, ending on such other date as specified hereunder; provided, however, that:

                 (a) no more than 12 months of absence shall be included as Vesting Service with respect to any continuous absence of longer than 12 months, except that the period of any absence which is included in the Participant's Credited Service will also be included in his Vesting Service; and

                 (b) any period of service while the Employee was included by Victoria Loan & Investment Company shall be included as Vesting Service.

                                   ARTICLE II

                                  ELIGIBILITY

         2.1 Initial Eligibility. The individuals who shall be eligible to participate in the Plan shall be such Employees as the Board of Directors shall determine from time to time.

         2.2 Frozen Participation. If an Employee who is a Participant in this Plan later becomes ineligible to continue to participate in this Plan but still is employed by an adopting Company, his retirement benefit under Article III of this Plan, to the extent then accrued, will be frozen. He will later be entitled to the frozen Accrued Benefit under Article III of this Plan, should he fulfill the requirements of Article III, at the time and in the form set out in that Article. A Participant's Bonus and Salary Deferral and Profit Sharing and Matching Contributions will be payable in accordance with Article V, but will not be subject to the vesting provisions of that Article or the forfeiture events described in Article VI. However, if any of the events described in
Article VI should occur, he will then forfeit the frozen benefit other than his Bonus and Salary Deferral and Profit Sharing and Matching Contributions.

         2.3 Renewed Eligibility. If an Employee who is a Participant in this Plan becomes ineligible to continue to participate but remains employed by an adopting Company and then later again becomes eligible to participate, the Participant will be given Credited Service for the intervening period and will be treated for all purposes as though he had not had his participation in the Plan interrupted. Thereafter, subject to Section 2.2, he will become entitled to benefits as before should he fulfill the requirements of Article III or he may, subject to Section 2.2, forfeit his benefits should any of the events described in Article VI occur.

                                  ARTICLE III

                       ENTITLEMENT TO RETIREMENT BENEFITS

         3.1 Normal Retirement Benefit. A Participant who retires on his Normal Retirement Date shall be entitled to a monthly amount equal to the Accrued Benefit minus the Qualified Plan Benefit.

         3.2 Late Retirement Benefit. The monthly benefit payable to a Participant who retires after his Normal Retirement Date shall be equal to the Accrued Benefit minus the Qualified Plan Benefit.

         3.3 Early Retirement Benefit. The monthly benefit payable to a Participant who retires on his Early Retirement Date shall be equal to the Accrued Benefit which the Participant has accrued as of his Early Retirement Date minus the Qualified Plan Benefit. Provided, however, if the Participant's Early Retirement Date is prior to age 60 his Accrued Benefit shall be reduced 5/12% for each month by which the payment precedes age 60.

         3.4 Disability Benefit. The monthly benefit payable to a Participant who separates from service with the Companies due to Total and Permanent Disability after completion of one year of Credited Service and prior to his Normal Retirement Date and who attains his Normal Retirement Date without recovering from his Total and Permanent Disability shall be equal to (a) minus
(b) where (a) is the Accrued Benefit to which he would have been entitled on his Normal Retirement Date if he had remained in the service of the Company, with no change in his last regular monthly rate of Compensation, until his Normal Retirement Date, and (b) is his Qualified Plan Benefit.

         3.5 Severance Benefit. If a Participant's service with the Companies is terminated prior to his Normal Retirement Date and after the date on which the Participant has completed five years of Vesting Service for any reason other than his death, early retirement, or disability retirement, he will be entitled to a monthly benefit equal to (a) minus (b) where (a) is the Participant's Accrued Benefit determined as of the date of termination of his service, and (b) is the Participant's Qualified Plan Benefit. In the event that payment of a Severance Benefit commences prior to the Participant's Normal Retirement Date, the amount determined under clause (a) of the immediately preceding sentence shall be reduced to its Actuarial Equivalent of the benefit that would be payable as of the Participant's Normal Retirement Date.





                                     III-1

         3.6 Death Benefit.

        (a) Before Normal Retirement Date While in Service or Disabled.

                 (1) Without a Surviving Spouse. The Beneficiary of an unmarried Participant who dies prior to attaining his Normal Retirement Date while in the service of the Company or while suffering from a Total and Permanent Disability shall be eligible for a death benefit. The amount of the death benefit shall be (A) a percentage of the larger of (i) his Compensation for the calendar year of his death or Total and Permanent Disability, if earlier, or (ii) his annual rate of compensation at the date of death or Total and Permanent Disability, if earlier, minus (B) the Actuarial Equivalent of the Participant's Qualified Plan Benefit. The percentage referred to in the immediately preceding sentence shall be determined in accordance with the following schedule:

                           Years of Vesting
                       Service at Date of Death                      Percentage Payable
                            Less than 2                                   20%
                            2 but not 3                                   40%
                            3 but not 4                                   60%
                            4 but not 5                                   80%
                            5 or more (or after                          100%
                            attaining his
                            Early Retirement Date)

                 (2) With a Surviving Spouse. The surviving spouse of a Participant who dies prior to attaining his Normal Retirement Date while in the service of the Company or while suffering from a Total and Permanent Disability, and to whom the Participant was married for at least one year at the date of his death unless the Participant's death resulted from external accidental cause, in which case the one year requirement is waived, shall be eligible for a death benefit. The monthly benefit shall be equal to (A) a percentage of 50% of the Accrued Benefit computed on the basis of the Participant's Limit Year Compensation at his date of death and the Credited Service the Participant would have had at his Normal Retirement Date as though he had continued in the service of the Company on a full-time basis, minus (B) the Participant's Qualified Plan death Benefit. The percentage referred to in the immediately preceding sentence shall be 100 percent if the Participant dies after attaining his Early Retirement Date, and shall be determined in accordance with the schedule set forth in paragraph (1) above in any other case.

                 (3) Disabled Participants. A Participant who has incurred a Total and Permanent Disability shall be credited with Vesting Service, Credited Service, and Compensation as though he had continued in the service of the Company on a full-time basis and continued to receive Compensation at his last regular monthly rate of Compensation prior to his disability.





                                     III-2

                 (4) Minimum Payment to Surviving Spouse. If the Actuarially Equivalent lump sum value determined under paragraph (2) is less than the amount determined under paragraph (1), the difference shall be paid to the surviving spouse in a lump sum, or in equal monthly installments for a period not in excess of 120 months, at the discretion of the surviving spouse.

                 (5) The surviving spouse to whom the Participant has not been married for at least one year prior to his death shall receive a death benefit calculated in accordance with paragraph (1).

         (b) On or After Normal Retirement Date. The surviving spouse of a Participant who dies after attaining his Normal Retirement Date while in the service of the Company, and to whom the Participant was married for at least one year on the date of his death unless the Participant's death resulted from external accidental cause in which case the one year requirement is waived, shall be eligible for a death benefit. If there is no surviving spouse eligible for the death benefit under the immediately preceding sentence, the Beneficiary of a Participant who dies after attaining his Normal Retirement Date while in the service of the Company shall be eligible for a death benefit. The amount of the death benefit shall be (A) a monthly amount, the actuarial value of which is equal to the single-sum value of the Accrued Benefit to which the Participant would have been entitled had he retired on the day before the date of his death, minus (B) the Participant's Qualified Plan Benefit.

         3.7 Form and Time of Payment. Except as otherwise provided in this Section, the monthly benefit payable to a Participant, surviving spouse, or Beneficiary will begin on the first day of the month coincident with or next following the later of the Participant's Normal Retirement Date or date of actual retirement, or death, as the case may be. Any Early Retirement Benefit payable to a Participant will become payable on the Participant's Early Retirement Date. At the written request of the Participant filed with the Committee at least 30 days prior to the effective date thereof, a Severance Benefit may commence on the first day of any month which is prior to the Participant's Normal Retirement Date and on or after the date on which he attained the age of 55 years. The death benefit payable under Section 3.6 shall be made or commenced on the first day of the month coincident with or next following the Participant's date of death.

         Except as otherwise provided in this Section, the last payment of any monthly benefit hereunder shall be made as of the first day of the month in which the death of the Participant, surviving spouse, or Beneficiary occurs. Provided, however, a Participant may elect any form of payment that is otherwise provided for under the Victoria Bankshares, Inc. Pension Plan, which is Actuarially Equivalent to the life annuity benefit provided for in the preceding sentence. Any death benefit payable under Section 3.6(a)(1) shall be paid to the Beneficiary in a lump sum, or in equal monthly installments for a period not in excess of 120 months, at the discretion of the Beneficiary.

         Notwithstanding the immediately preceding provisions of this Section, the Committee may, in its discretion, direct that any benefit payable under the Plan be paid





                                     III-3
in a lump sum, provided that the single-sum value of such benefit is not more than $10,000.

         3.8 Beneficiary Designation. Each Participant upon entering the Plan shall file with the Committee a designation of one or more Beneficiaries to whom any death benefit provided by the Plan will be payable. The designation will be effective upon receipt by the Committee of a properly executed form which the Committee has approved for that purpose. The Participant may from time to time revoke or change any designation of Beneficiary by filing another approved Beneficiary designation form with the Committee. If there is no valid designation of Beneficiary on file with the Committee at the time of the Participant's death or if all of the Beneficiaries designated in the last Beneficiary designation have predeceased the Participant or otherwise cease to exist, the Beneficiary will be the Participant's estate. A Beneficiary must survive the Participant by 60 days in order to be considered to be living on the date of the Participant's death. If any Beneficiary survives the Participant but dies or otherwise ceases to exist before receiving all payments due under the Plan, the balance of the payments, which would have been paid to that Beneficiary will, unless the Participant's designation provides otherwise, be distributed to the individual deceased Beneficiary's estate or to the Participant's estate in the case of a Beneficiary which is not an individual.





                                     III-4

                                   ARTICLE IV

              SALARY AND BONUS DEFERRALS AND COMPANY CONTRIBUTIONS

         4.1 Salary Deferral Election. The Participant may elect, within 30 days after becoming eligible to participate in the Plan, or prior to the beginning of any future Plan Year, the percentage, if any, of his Compensation to be earned during the remainder of the initial Plan Year or the ensuing Plan Year, whichever is applicable, that is to be deferred under his Deferral Agreement under this Plan. Once a Deferral Agreement has been made as to the amount of the deferral for the remainder of the initial Plan Year or for any future Plan Year, it shall be irrevocable for the remainder of the initial Plan Year or for the entire ensuing Plan Year, whichever is applicable.

         4.2 Bonus Deferral Election. The Participant may elect, within 30 days after becoming eligible to participate in the Plan, the percentage, if any, of his Bonus to be paid with regard to the initial Plan Year or the ensuing Plan Year, whichever is applicable, that is to be deferred under his Deferral Agreement under this Plan. Once a Deferral Agreement has been made as to the amount of the deferral for the initial Plan Year or for any future Plan Year, it shall be irrevocable for the remainder of the initial Plan Year or for the entire ensuing Plan Year, whichever is applicable.

         4.3 Effect of Code Sections 401(k) and 401(m). In the event a Participant shall have all or a part of his Salary Deferral Contributions under the Profit Sharing Plan discontinued during a Plan Year, the Participant shall fully participate in this Plan to the extent of such discontinued Salary Deferral Contributions under the Profit Sharing Plan, including the right to Matching Contributions under Section 4.5 of this Plan.

         4.4 Effectiveness of Deferral Agreement. The Deferral Agreement shall be effective only upon receipt by the Committee of the Participant's Deferral Agreement on such form as will be determined by the Committee from time to time. If the Committee fails to receive a properly filed election form during the election period, the Participant shall be deemed to have elected not to defer any part of his Bonus or Compensation for that Plan Year.

         4.5 Matching Contributions. Subject to Sections 4.3 and 4.11, the Company shall make a Matching Contribution to the Participant's Account each Plan Year equal to the amount that the Participant would have been entitled to under the Profit Sharing Plan if the Participant's Salary Deferral Contributions under the Profit Sharing Plan had not been limited by Sections 401(a)(17), 402(g), 401(k) or 415 of the Internal Revenue Code, and the amounts deferred by the Participant under Sections 4.1 and 4.2 of the Plan were treated as Salary Deferral Contributions under the Profit Sharing Plan; reduced by the Matching Contributions made under the Profit Sharing Plan.

         4.6 Profit Sharing Contributions. Subject to Sections 4.3 and 4.11, the Company shall make a Profit Sharing Contribution on behalf of each Participant equal to the Discretionary Employer Contribution the Participant would have been entitled to under the Profit Sharing Plan as a Discretionary Employer Contribution thereunder, had the Participant's Considered Compensation not been limited by Section (a)(17) of the Code; reduced by the Discretionary Employer Contribution allocated to the Participant under the Profit Sharing Plan.

         4.7 Establishing the Participant's Account. The Company shall establish an Account for the Participant which will reflect the amount of the Company's obligation to the Participant at any given time under Article TV of this Plan.

         4.8 Crediting Salary and Bonus Deferrals. The Salary Deferral, if any, shall be allocated to the Participant's Account as of the last day of each month in which the Participant would have received the amount deferred but for his election to defer. The Bonus Deferral, if any, shall be allocated to the Participant's Account as of the date selected by the Sponsor for the payment of the Bonus.

         4.9 Crediting Profit Sharing and Matching Contributions. The Matching Contribution, if any and the Profit Sharing Contribution, if any, shall be allocated to the Participant's Account within sixty days of the date by which Matching Contributions and Discretionary Employer Contributions are allocated to the Participant's Account under the Profit Sharing Plan.

         4.10 Basis for Determining Benefits. The Salary Deferral, if any, the Bonus Deferral, if any, and the Profit Sharing and Matching Contributions, if any, under this Plan, when allocated to the Account of the Participant shall be treated as it were earning an amount equal to the expected rate of return of the Victoria Bankshares, Inc. Pension Plan as it may be amended from time to time.

         4.11 Effect of Salary and Bonus Deferrals. In the event a Participant shall have any portion of a benefit under this Plan, the Victoria Bankshares, Inc. Pension Plan or the Profit Sharing Plan, reduced as a result of Salary or Bonus Deferrals under Sections 4.1, 4.2 or 4.3 of this Plan, then such benefit shall be reinstated under this Plan.

                                   ARTICLE V

             DISTRIBUTION OF SALARY AND BONUS DEFERRALS AND PROFIT
                       SHARING AND MATCHING CONTRIBUTIONS

         5.1 Death. Upon the death of the Participant, the Participant's Beneficiary or Beneficiaries shall receive the value of all amounts credited to the Participant's Account at the time of his death. Distribution shall be made in the manner and at the time specified by the Participant in his Deferral Agreement; provided that any such election shall be made in accordance with the provisions of Sections 4.1 and 4.2 of the Plan. In the event no election is made by the Participant, distribution shall be made within 90 days after the Participant's death.

         5.2 Total and Permanent Disability. Upon the Total and Permanent Disability of the Participant, the Participant shall receive the value of all amounts credited to his Account at the date of Total and Permanent Disability. Distribution shall be made in the manner and at the time specified by the Participant in his Deferral Agreement; provided that any such election shall be made in accordance with the provisions of Sections 4.1 and 4.2 of the Plan. In the event no election is made by the Participant, distribution shall be made within 90 days after the Participant becomes Disabled.

         5.3 Retirement. Upon the normal, early or late retirement of the Participant, the Participant shall receive the value of all amounts credited to his Account at the date of his Retirement. Distribution shall be made in the manner and at the time specified by the Participant in his Deferral Agreement; provided that any such election shall be made in accordance with the provisions of Sections 4.1 and 4.2 of the Plan. In the event no election is made by the Participant, distribution shall be made within 90 days after the Participant's retirement.

         5.4 Termination Prior to Death, Disability or Retirement. Upon the Participant's termination from the employ of the Company prior to death, Total and Permanent Disability or normal, early, or late retirement, the Participant shall receive the value of all amounts credited his Account at the date of his termination. Distribution shall be made in the manner and at the time specified by the Participant in his Deferral Agreement; provided that any such election shall be made in accordance with the provisions of Sections 4.1 and 4.2 of the Plan. In the event no election is made by the Participant, distribution shall be made within 90 days after the Participant's termination.

         5.5 Payment on Specified Event. The Participant shall receive in one lump-sum that portion or those portions of his Account on the date or dates specified in his Deferral Agreement or the balance of his Account, if less. Any amounts distributed under his Deferral Agreement pursuant to this Section 5.5 shall immediately reduce the Participant's Account for purposes of any further income accrual and for distributions on or after that date.

         5.6 Payment Upon Unforeseeable Emergency. In the event of an unforeseeable emergency that is caused by an event beyond the control of the Participant, and that would result in severe financial hardship to the Participant if early withdrawal were not permitted, the Participant may, notwithstanding the preceding provisions of this Article V, receive a distribution from his Account in an amount not to exceed the lesser of (i) the amount in the Participant's Account at the time of the unforeseeable emergency or (ii) the amount necessary to meet the emergency. It is the intent of the Company that this Section 5.6 be interpreted in a manner consistent with Internal Revenue Service Revenue Procedure 92-65, as it may be amended or superseded from time to time.

                                   ARTICLE VI

                           EVENTS CAUSING FORFEITURE

         6.1 Termination of Employment. Termination of employment for any reason prior to the Participant's vesting under Article III will cause the Participant and his Beneficiaries to forfeit his or her interest in and under this Plan, other than his or her Account derived from Bonus or Salary Deferrals, Profit Sharing or Matching Contributions or amounts allocated to his Account pursuant to Section 4.3.

         6.2 Forfeiture For Cause. If the Committee finds, after full consideration of the facts presented on behalf of both the Company and a former Participant, that the Participant was discharged by the Company for fraud, embezzlement, theft, commission of a felony, proven dishonesty in the course of his employment by the Company which damaged the Company, or for disclosing trade secrets of the Company, the benefit accrued for the benefit of the Participant and/or his Beneficiaries other than his or her Account derived from Bonus or Salary Deferrals, Profit Sharing or Matching Contributions or amount allocated to his Account pursuant to Section 4.3, will be forfeited even though it may have been previously vested under Article III. The decision of the Committee as to the cause of a former Participant's discharge and the damage done to the Company will be final. No decision of the Committee will affect the finality of the discharge of the Participant by the Company in any manner. Notwithstanding the foregoing, the forfeiture created by this Section 6.2 will not apply to a Participant or former Participant discharged during the Plan Year in which a Change of Control occurs, or during the next Plan Year following the Plan Year in which a Change of Control occurs unless an arbitrator selected to review the Committee's findings, agrees with the Committee's determination to apply the forfeiture. The arbitrator will be selected by permitting the Company and the Participant to strike one name each from a panel of three names obtained by the Participant from the American Arbitration Association. The person whose name is remaining will be the arbitrator.

         6.3 Forfeiture for Competition. If at the time a distribution is being made or is to be made to a Participant or former Participant, the Committee finds after full consideration of the facts presented on behalf of the Company and the Participant or former Participant, that the Participant or former Participant at any time within two years from his termination of employment from all Companies which adopted this Plan and without written consent of the Company, directly or indirectly owns, operates, manages, controls or participates in the ownership, management, operation or control of or is employed by, or is paid as a consultant or other independent contractor by a business which competes or at any time did compete with the Company by which he was formerly employed in a trade area served by the Company at the time distributions are being made or to be made and in which the Participant or former Participant had represented the Company while employed by it; and if the Participant or former Participant continues to be so engaged 60 days after written notice has been given to him, the Committee will forfeit amounts otherwise due the Participant or former Participant other than his or her Account derived from Bonus or Salary Deferrals,

Profit Sharing or Matching Contributions or amounts allocated to his Account pursuant to Section 4.3 even though it may have been previously vested under
Article III. Notwithstanding the foregoing, the forfeiture created by this
Section 6.3 will not apply to any Participant or former Participant whose termination of employment from all Companies which adopted this Plan occurs during the Plan Year in which a Change of Control occurs or during the next Plan Year following the Plan Year in which a Change of Control occurs.

                                  ARTICLE VII

                                 ADMINISTRATION

         7.1 Committee Appointment. The Committee will be appointed by the Board of Directors. Each Committee member will serve until his or her resignation or removal. The Board of Directors will have the sole discretion to remove any one or more Committee members and appoint one or more replacement or additional Committee members from time to time.

         7.2 Committee Organization and Voting. The Committee will select from among its members a chairman who will preside at all of its meetings and will elect a secretary without regard to whether that person is a member of the Committee. The secretary will keep all records, documents and data pertaining to the Committee's supervision and administration of the Plan. A majority of the members of the Committee will constitute a quorum for the transaction of business and the vote of a majority of the members present at any meeting will decide any question brought before the meeting. In addition, the Committee may decide any question by vote, taken without a meeting, of a majority of its members. A member of the Committee who is also a Participant will not vote or act on any matter relating solely to himself.

         7.3 Powers of the Committee. The Committee will have the exclusive responsibility for the general administration of the Plan according to the terms and provisions of the Plan and will have all powers necessary to accomplish those purposes, including but not by way of limitation the right, power and authority:

                 (a) to make rules and regulations for the administration of the Plan which are not inconsistent with its terms and provisions;

                 (b) to construe all terms, provisions, conditions and limitations of the Plan and its construction of the Plan made in good faith and without discrimination in favor of or against any Participant will be final as to all parties;

                 (c) to determine whether a Change of Control has occurred;

                 (d) to correct any defect, supply any omission or reconcile any inconsistency that may appear in the Plan in the manner and to the extent it deems expedient to carry the Plan into effect for the greatest benefit of all parties at interest and its judgment in those matters will be final as to all parties;

                 (e) to determine all controversies relating to the administration of the Plan, including but limited to:

         (1) differences of opinion arising between the Company and a Participant except when the difference of opinion relates to the entitlement to, the amount of, or

                                     VII-I
the method of timing of payment of a benefit affected by a Change of Control, in which event it shall be decided by judicial action; and

         (2) any question it deems advisable to determine in order to promote the uniform administration of the Plan for the benefits of all parties at interest; and

                 (f) to delegate by written notice those clerical and recordation duties of the Committee, as it deems necessary or advisable for the proper and efficient administration of the Plan.

         7.4 Reimbursement of Expenses. The Committee will serve without compensation for their services but will be reimbursed by Victoria Bankshares, Inc. for all expenses properly and actually incurred in the performance of their duties under the Plan.

         7.5 Committee Discretion. The Committee, in exercising any power or authority granted under this Plan or in making any determination under this Plan shall perform or refrain from performing those actions using its sole discretion and judgment. Any decision made by the Committee or any refraining to act or any act taken by the Committee in good faith shall be final and binding on all parties. The Committee's decision shall never be subject to de novo review. Notwithstanding the foregoing, the Committee's decisions, refraining to act, or acting is to be subject to judicial review for those incidents occurring during the Plan Year in which a Change of Control occurs and during the Plan Year following a Change of Control.

                                     VII-2

                                  ARTICLE VIII

                            ADOPTION BY SUBSIDIARIES

         8.1 Procedure for and Status After Adoption. Any Subsidiary may, with the approval of the Committee, adopt this Plan by appropriate action of its board of directors. The terms of the Plan will apply separately to each Subsidiary adopting the Plan and its Participants in the same manner as is expressly provided for Victoria Bankshares, Inc. and its Participants except that the powers of the Board of Directors and the Committee under the Plan will be exercised by the Board of Directors of Victoria Bankshares, Inc. alone. Victoria Bankshares, Inc. and each Subsidiary adopting the Plan will bear the cost of providing plan benefits for its own Participants. It is intended that the obligation of Victoria Bankshares, Inc. and each Subsidiary with respect to its Participants will be the sole obligation of the Company that is employing the Participant and will not bind any other Company.

         8.2 Termination of Participation By Adopting Subsidiary. Any Subsidiary adopting the Plan may, by appropriate action of its board of directors, terminate its participation in the Plan. The Committee may, in its discretion, also terminate a Subsidiary's participation in the Plan at any time. The termination of the participation in this Plan by a Subsidiary will not, however, affect the rights of any Participant who is working or has worked for the Subsidiary as to benefits previously accrued by the Participant under the Plan without his consent.

                                     VIII-1

                                   ARTICLE IX

                          AMENDMENT AND/OR TERMINATION
                             AND CHANGE OF CONTROL

         9.1 Amendment or Termination of the Plan. The Board of Directors may amend or terminate this Plan at any time by an instrument in writing without the consent of any adopting Company.

         9.2 No Retroactive Effect on Awarded Benefits. No amendment will affect the rights of any Participant to the benefit provided in Article III previously accrued by the Participant. Further, no amendment will affect a Participant's rights under any provision relating to a Change of Control after a Change of Control has previously occurred without his consent. However, the Board of Directors shall retain the right at any time to (i) change in any manner or to discontinue the death benefit provided in Article III and OD to change in any manner the retirement benefit provided in Article III but only as to accruals after the date of the amendment.

         9.3 Effect of Change of Control. In the event of a Change of Control of the Company, this Plan shall automatically terminate effective as of the Change of Control. The Accrued Benefit and Accounts of each Participant shall be paid out in accordance with the provisions of Section 9.4, as soon as administratively practicable following the Change of Control.

         9.4 Effect of Termination. If the Plan is terminated, whether as the result of a Change of Control or otherwise, no death benefit will be provided with respect to Participants who die after the date of termination and no further retirement benefit will accrue. The retirement benefit and Accounts accrued to the date of termination will be payable to all Plan Participants in an Actuarially Equivalent lump sum payment as soon as administratively practicable following the Plan's termination.

                                   ARTICLE X

                                    FUNDING

         10.1 Payments Under This Agreement Are the Obligation of the Company. The Company will pay the benefits due the Participants under this Plan; however should it fail to do so when a benefit is due, the benefit will be paid by the trustee of that certain trust agreement, by and between Victoria Bankshares, Inc. and Victoria Bank & Trust Company. In any event, if the trust fails to pay for any reason, the Company still remains liable for the payment of all benefits provided by this Plan.

         10.2 Agreement May be Coordinated with Life Insurance Owned by the Company or a Rabbi Trust. It is specifically recognized by both the Company and the Participants that the Company may, but is not required to, purchase life insurance so as to accumulate assets sufficient to fund the obligations of the Company under this Plan and that the Company may, but is not required to contribute any policy or policies it may purchase and any amount it finds desirable to a trust established to accumulate assets sufficient to fund the obligations of the Company under this Plan. However, under all circumstances, the Participants will have no rights to any of those policies; and, likewise, under all circumstances, the rights of the Participants to the assets held in the trust will be no greater than the rights expressed in this agreement. Nothing contained in any trust agreement which creates any funding trust or trusts will constitute a guarantee by the Company that assets of the Company transferred to that trust or those trusts will be sufficient to pay any benefits under this Plan or would place the Participant in a secured position ahead of general creditors should the Company become insolvent or bankrupt. Any trust agreement prepared to fund the Company's obligations under this agreement must specifically set out these principles so it is clear in that trust agreement or those trust agreements that the Participants in this Plan are only unsecured general creditors of the Company in relation to their benefits under this Plan.

         10.3 Participants Must Rely Only on General Credit of the Company. It is also specifically recognized by both the Company and the Participants that this Plan is only a general corporate commitment and that each Participant must rely upon the general credit of the Company for the fulfillment of its obligations hereunder. Under all circumstances the rights of Participants to any asset held by the Company will be no greater than the rights expressed in this agreement. Nothing contained in this agreement will constitute a guarantee by the Company that the assets of the Company will be sufficient to pay any benefits under this Plan or would place the Participant in a secured position ahead of general creditors of the Company. Though the Company may establish a trust to accumulate assets to fulfill its obligations, the Plan and any such trust will not create any lien, claim, encumbrance, right, title or other interest of any kind whatsoever in any Participant in any asset held by the Company, contributed to any such trust or otherwise designated to be used for payment of any of its obligations created in this agreement. No policy or other specific asset of the Company has been or will be set aside, or will in any way be transferred to any trust or will be pledged in any way for the performance of the Company's obligations under this Plan which would remove the policy or asset from being subject to the general creditors of the Company.

                                   ARTICLE XI

                                 MISCELLANEOUS

         11.1 Responsibility for Distributions and Withholding of Taxes. The Committee will furnish information to the Company last employing the Participant concerning the amount and form of distribution to any Participant entitled to a distribution so that the Company may make or cause the Rabbi Trust to make the distribution required. It will also calculate the deductions from the amount of the benefit paid under the Plan for any taxes required to be withheld by federal, state or local government and will cause them to be withheld. If a Participant has accrued a benefit under the Plan while in the service of more than one Company, each Company for which the Participant was working will reimburse the disbursing agent for the amount attributable to the benefit earned while the Participant was in the Credited Service of that Company if it has not already provided that funding to the disbursing agent.

11.2 Limitation of Rights. Nothing in this Plan will be construed:

                 (a) to give a Participant any right with respect to any benefit except in accordance with the terms of this Plan;

                 (b) to limit in any way the right of the Company to terminate a Participant's employment with the Company at any time;

                 (c) to evidence any agreement or understanding, expressed or implied, that the Company will employ a Participant in any particular position or for any particular remuneration; or

                 (d) to give a Participant or any other person claiming through him any interest or right under this Plan other than that of any unsecured general creditor of the Company.

         11.3 Distributions to Incompetents or Minors. Should a Participant become incompetent or should a Participant designate a Beneficiary who is a minor or incompetent, the Committee is authorized to pay the funds due to the parent of the minor or to the guardian of the minor or incompetent or directly to the minor or to apply those funds for the benefit of the minor or incompetent in any manner the Committee determines in its sole discretion.

         11.4 Nonalienation of Benefits. No right or benefit provided in this Plan will be transferable by the Participant except, upon his death, to a named Beneficiary as provided in this Plan. No right or benefit under this Plan will be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same will be void. No right or benefit under this Plan will in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If any Participant, spouse, or Beneficiary becomes bankrupt or attempts to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit under this Plan, that right or benefit will, in the discretion of the Committee, cease. In that event, the Committee may have the Company hold or apply the right or benefit or any part of it to the benefit of the Participant, spouse, or Beneficiary, his or her spouse, children or other dependents or any of them in any manner and in any proportion the Committee believes to be proper in its sole and absolute discretion, but is not required to do so.

         11.5 Reliance Upon Information. The Committee will not be liable for any decision or action taken in good faith in connection with the administration of this Plan. Without limiting the generality of the foregoing, any decision or action taken by the Committee when it relies upon information supplied it by any officer of the Company, the Company's legal counsel, the Company's actuary, the Company's independent accountants or other advisors in connection with the administration of this Plan will be deemed to have been taken in good faith.

         11.6 Severability. If any term, provision, covenant or condition of the Plan is held to be invalid, void or otherwise unenforceable, the rest of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated.

         11.7 Notice. Any notice or filing required or permitted to be given to the Committee or a Participant will be sufficient if in writing and hand delivered or sent by U.S. mail to the principal office of the Company or to the residential mailing address of the Participant. Notice will be deemed to be given as of the date of hand delivery or if delivery is by mail, as of the date shown on the postmark.

         11.8 Gender. Whenever any words are used in this Plan in the masculine, feminine, or neuter gender they are to be construed as though they were also used in another gender in all cases where they would so apply.

         11.9 Governing Law. The Plan will be construed, administered and governed in all respects by the laws of the State of Texas.

         11.10 Effective Date. This amendment and restatement of the Plan win be operative and effective on January 1, 1994.

         IN WITNESS WHEREOF, the Company has executed this document to evidence the Plan as adopted by the Board of Directors effective January 1, 1994.

                                        VICTORIA BANKSHARES, INC.


                                        By /s/ Charles R. Hrdlicka
                                           ------------------------------------

                     TRUST UNDER VICTORIA BANKSHARES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         This Agreement made this 3rd day of January , 1994, by and between Victoria Bankshares, Inc. (the "Company") and Victoria Bank & Trust Company (the "Trustee");

                                  WITNESSETH:

         WHEREAS, effective January 1, 1989, the Company has heretofore adopted the nonqualified deferred compensation plan known as the Victoria Bankshares, Inc. Supplemental Executive Retirement Plan (the "Plan"); and

         WHEREAS, a number of the wholly owned subsidiaries of the Company (the "Subsidiaries") have likewise adopted the Plan for the benefit of certain of their employees; and

         WHEREAS, the Company has incurred or expects to incur liability under the terms of the Plan with respect to the individuals participating in the Plan; and

         WHEREAS, the Company has previously established a trust to fund the Plan (the "Prior Trust"); and

         WHEREAS, subsequent to the adoption of the Prior Trust, the Internal Revenue Service promulgated Revenue Procedure 92-64 providing for the adoption of a model rabbi trust; and

         WHEREAS, the Company previously amended the existing trust (hereinafter called "Trust") as a complete amendment and restatement of the Prior Trust so as to establish a trust to comply with Revenue Procedure 92-64; and

         WHEREAS, the Company has determined that the Trust should be amended to further protect the Participant's benefits in the event of a Change of Control; and

         WHEREAS, the Company wishes to contribute to the Trust additional assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan; and

         WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

         WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of assets to assist it in the meeting of its liabilities under the Plan;

         NOW, THEREFORE, the parties do hereby establish the Trust as a complete amendment and restatement of the Prior Trust and agree that the Trust shall be comprised, held and disposed of as follows:

         Section 1. Definitions

         (a) Board of Directors. "Board of Directors" means the Board of Directors of Victoria Bankshares, Inc.

         (b) Change of Control. "Change of Control" means, as determined by the Committee in place immediately prior to the Change of Control, the occurrence of one or more of the following events:

                 (a) Any "Person", including a "syndication" or "group" as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding voting securities;

                 (b) The Company is merged or consolidated with another corporation and immediately after giving effect to the merger or consolidation either (i) less than 80% of the outstanding voting securities of the surviving or resulting entity are then beneficially owned in the aggregate by (x) the stockholders of the Company immediately prior to such merger or consolidation, or (y) if a record date has been set to determine the stockholders of the Company entitled to vote on such merger or consolidation, the stockholders of the Company as of such record date, or (ii) the Board of Directors, or similar governing body, of the surviving or resulting entity does not have as a majority of its members the persons specified in clause (c)
         (i) and (ii) below;

                 (c) If at any time the following do not constitute a majority of the Board of Directors of the Company (or any successor entity referred to in clause N above) :

                           (i) persons who are directors of the Company on
                 January 1, 1994; and

                          (ii) persons who, prior to their election as a
                 director of the Company (or successor entity if applicable) were nominated, recommended or endorsed by a formal resolution of the Board of Directors of the Company;

                 (d) If at any time during a calendar year a majority of the directors of the Company are not persons who were directors at the beginning of the calendar year; and

                 (e) the Company transfers substantially all of its assets to another corporation which is a less than 80% owned Subsidiary of the Company.

         (c) Committee. "Committee" means the persons who are from time to time serving as members of the committee administering the Plan.

         (d) Company. "Company" means Victoria Bankshares, Inc. and any Subsidiary adopting the Plan and the Trust by adopting this agreement. Provided, however, with regard to the resignation or removal of the Trustee, Company shall refer only to Victoria Bankshares, Inc.

         (e) Participant. "Participant" shall mean those employees of a Company who are eligible for and are participating in the Plan.

         (f) Plan. "Plan" means the Victoria Bankshares, Inc. Supplemental Executive Retirement Plan.

         (g) Plan Year. "Plan Year" means the calendar year.

         (h) Subsidiary. "Subsidiary" means any wholly owned subsidiary of Victoria Bankshares, Inc..

         (i) Trust. "Trust" means the Victoria Bankshares, Inc. Supplemental Executive Retirement Trust, as created by this agreement and as amended from time to time.

         (j) Trustee. "Trustee" means Victoria Bank & Trust Company, or any successor or successors as shall be appointed by the Board of Directors upon the resignation or removal of the previous person or entity serving as trustee under this agreement.

         Section 2. Terms of Trust

         (a) Funds deposited by the Company with Trustee in trust shall be the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

         (b) This restated Trust is irrevocable.

         (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part 1, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

         (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan Participants and general creditors as herein set forth. Plan Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan Participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 4(a) herein.

         (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan Participant or beneficiary shall have any right to compel such additional deposits.

         Section 3. Payments to Plan Participants and Their Beneficiaries.

         (a) Committee shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan Participant (and his or her beneficiaries) , that provides a formula or other instruction, acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan) , and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan Participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

         (b) The entitlement of a Plan Participant or his or her beneficiaries to benefits under the Plan shall be determined by Committee or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

         (c) Company may make payment of benefits directly to Plan Participants or their beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

         Section 4. Trustee Responsibility Regarding Payments to Trust Beneficiary When Company Is Insolvent.

         (a) Trustee shall cease payment of benefits to Plan Participants and their beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (b) At all times during the continuance of this Trust, as provided in
Section 2(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

                 (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan Participants or their beneficiaries.

                 (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

                 (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan Participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

                 (4) Trustee shall resume the payment of benefits to Plan Participants or their beneficiaries in accordance with Section 3 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

         (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 4(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan Participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan Participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

         Section 5. Payments to Company.

         Except as provided in Section 4 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan Participants and their beneficiaries pursuant to the terms of the Plan.

         Section 6. Investment Authority.

         In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan Participants.

         Section 7. Disposition of Income.

         During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

         Section 8. Accounting by Trustee.

         (a) The Trustee will keep all records necessary in the conduct of the Trust. The Trustee's books and records of the Trust fund are open to inspection by the Company at all reasonable times during business hours of the Trustee.

         (b) Within sixty (60) days after the close of each Plan Year, or such other times as requested by the Committee and as of the date of the removal or resignation of the Trustee, the Trustee must render to the Committee an accounting and report of the Trust fund for the Plan Year or other period that is applicable since the previous accounting. The report is to reflect the transactions for the period covered, the cost of assets and investments, the fair market value of the assets held in the Trust and the amount held for the funding of each Company's obligation to each Participant as of the end of the Plan Year or such other date as is applicable. The report is to be open for inspection for ninety (90) days after its receipt by the Committee and if objections are not filed within that period of time, it is assumed that the report is approved. That approval will constitute a full and complete discharge and release to the Trustee by each Company, all of the Participants and all other persons having or claiming any interest in the Trust fund.

         Section 9. Responsibility of Trustee.

         (a) The Trustee, has the exclusive responsibility for all of the Trust funds and all the powers necessary to receive, hold, preserve, protect, conserve, manage and invest the Trust funds as provided generally in this agreement and to pay all costs and expenses. The Trustee will be responsible only for the sums actually received by it as Trustee and will not be responsible for determining the amount which might be contributed to the Trust or for collecting any contributions from any Company.

         (b) Except as set forth in the following paragraph, the Trustee is required to invest the Trust assets solely in U.S. Treasury obligations which mature in three years or less unless and until the Committee (i) issues a different investment direction, (ii) directs the Trustee to assume full investment responsibilities for the Trusts or (iii) directs the Trustee to accept the direction of one or more investment managers appointed by the Committee. If the Committee issues an investment direction, permits the Trustee to assume full investment responsibility or appoints one or more investment managers to direct the investment of a portion of the Trust assets, the Trustee is authorized and empowered to hold any asset, whether or not productive of income or whether consisting of wasting assets, and to invest in any assets of any kind or nature, whether real, personal or mixed, whether tangible or intangible, in any rights or interests in property, or in any evidence or indicia of property, including but not limited to the following types of properties or interests therein, or anything of a similar character, kind or class: insurance contracts, fees, beneficial interests, leaseholds, bonds, whether taxable or non-taxable, mutual funds, mortgages, leases, notes, whether secured or not, obligations, savings accounts, certificates of deposit or like investments with the commercial department of any bank, including any bank acting as Trustee, common, pooled or collective trust funds which any corporate trustee or any other corporation may now have or in the future may adopt, or options, rights or warrants which entitle the Trustee to subscribe to or purchase securities, so long as the investments are made in accordance with the laws of the state of the situs of the Trusts and the terms of this agreement.

         When the Trustee receives funds to be invested or determines that assets in the Trust should be sold and the proceeds held for a period of time pending reinvestment or other purpose, the funds may be held uninvested in cash or invested in short term investments such as certificates of deposit with the Trustee, U. S. Treasury bills, savings accounts with the Trustee, commercial paper or other similar assets which may be offered by the Trustee and as may be determined by the Trustee in its sole discretion.

         (c) The Trustee has, subject to the requirements of Sections (a) and
(b) of this Section 9, the following powers, duties and obligations relating to the receipt, preservation, conservation, protection, management, investment and reinvestment of both principal and income and disposition of the Trust, in addition to all of the powers, duties and obligations of the Trustee under common law and the Texas Trust Code until the situs of the Trust is removed to another state in which event the laws of the state of the situs of the Trustee will then govern:

                 (i) To keep any and all securities and other property in its name provided that its fiduciary capacity is disclosed;

                 (ii) To vote, either in person or by proxy, any share of stock held as a part of the assets of the Trust funds;

                 (iii) To collect the principal and income of the Trust funds as the same may become due and payable and to give binding receipt therefor;

                 (iv) To take any action, whether by legal proceeding, compromise, or otherwise, as the Trustee in its sole discretion deems to be in the best interest of the Trust if there is a default in the payment of any principal or income of the Trust at any time;

                 (v) To invest, sell and reinvest Trust assets in any assets it selects within the limits described in Sections (a) and (b) of this
         Section 9;

                 (vi) To borrow from or loan such sums as the Trustee considers necessary or desirable, and for that purpose to mortgage or pledge all or any part of the property of the Trust;

                 (vii)  To substitute insureds on any policy held by the Trust;
         and

                 (viii) To employ such accountants, lawyers, brokers, or other agents as the Trustee deems advisable in administering the Trust fund.

The Trustee will not be required to take any legal action to collect, preserve or maintain any Trust property unless it has been indemnified either by the Trust, or by a grantor Company with respect to any expenses or losses to which it may be subjected by taking that action. Any property acquired by the Trustee through the enforcement or compromise of any claim or claims it has as Trustee will become a part of the Trust fund.

         (d) All persons dealing with the Trustee are entitled to rely upon the representations of the Trustee as to its authority and are released from any duty to inquire into its authority for taking or omitting any action or to verify that any money paid or other property delivered to the Trustee is used by the Trustee for trust purposes. Any action of the Trustee under the Trust will be conclusive evidence of the facts recited in it. All persons will be fully protected when acting or relying upon any notice, resolution, instruction, direction, order, certificate, opinion, letter, telegram or other document believed by those persons to be genuine, to have been signed by the Trustee, and to be the act of the Trustee.

         (e) The Trustee may engage and consult with legal counsel of its choice, who may be counsel for a Company or Trustee's own general counsel, with respect to the meaning or construction of this agreement or the Trustee's obligations or duties under this agreement.

         (f) The Trustee will not be required to give bond or other security for the faithful performance of its duties unless required by a law which cannot be waived; and the Trustee will not be required to make any inventory, return, or report to any court unless required by a law which cannot be waived.

         (g) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

         (h) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

         Section 10. Liability of the Trustee.

         (a) The Trustee will not be liable to the Trust or to any person having a beneficial interest in the Trust for any losses or decline in value which may be incurred upon any investment of the Trust fund, or for failure of the fund to produce any or greater earnings, interest, or profits, so long as the Trustee acts in good faith.

         (b) The Trustee will not be liable for any act or omission by it because of a direction of the Committee, a Company or agent appointed by either of them except to the extent required by any applicable state or federal law, which liability cannot be waived. When the Trustee has made any payment out of the Trust fund at the direction of the Committee, a Company or any agent appointed by either of them, it will not be responsible for the correctness of the amount of the payment to the recipient, or the method by which it is paid. The Trustee is also protected in relying upon any certificate, notice, resolution, consent, order, or other communication purporting to have been signed on behalf of the Committee, a Company or an agent appointed by either of them which it believes to be genuine, without any obligation on the part of the Trustee to ascertain whether or not the provisions of this agreement are being fulfilled.

         (c) The Trustee shall be indemnified and held harmless from any loss, liability, claim, cost or expense (including attorney's fees, court costs, and other costs in defending a lawsuit) arising out of its acting as Trustee of the Trust except for bad faith or gross negligence. The Trustee shall not be liable for the actions of any other fiduciary or the failure of any other fiduciary to take action in a given situation.

         (d) The Trustee may, in its sole discretion, withhold from distribution all or any part of the fund which the Trustee considers necessary and proper for the payment of taxes under present or future laws, which the Trustee is obligated to pay or withhold.

         (e) The Trustee will not be required to prepare, file, or distribute any tax return or other report required by a governmental agency under state or federal law. All such returns or reports shall be the obligation of Victoria Bankshares, Inc.

         (f) If at any time the Trustee is in doubt concerning the course which it should follow in connection with any matter relating to the administration of the Trust, it may request the advice of the Committee and be protected in relying upon the written advice or direction given by the Committee.

         Section 11. Compensation and Expenses of Trustee.

         The Trustee will receive such compensation for services rendered as is agreed upon from time to time between the Trustee and Victoria Bankshares, Inc. Likewise, the Trustee will be reimbursed for expenses properly and actually incurred in the performance of its duties under this Trust Agreement. The Trustee's compensation and the expenses of the Trust will be paid by Victoria Bankshares, Inc., which may then recharge the appropriate amount to each grantor Company but should it fail to do so the Trustee is authorized to charge such compensation and expenses to the Trust.

         Section 12. Resignation, Removal and Substitution of Trustee.

         (a) Trustee may resign at any time by written notice to Company, which shall be effective 60 days after receipt of such notice unless Company and Trustee agree otherwise.

         (b) Trustee may be removed by Company on 60 days notice or upon shorter notice accepted by Trustee.

         (c) Any vacancy in the office of Trustee created by the resignation or removal of the Trustee will not terminate the Trust. Upon removal or resignation of the Trustee, the Board of Directors must appoint a successor Trustee.

         (d) The appointment of a successor Trustee will be accomplished by the delivery to the resigning or removed Trustee, as the case may be, of a written appointment of the successor Trustee by the Board of Directors and the written acceptance of the appointment by the successor Trustee. Any successor Trustee must be an entity authorized and empowered to conduct a trust business in the state of the situs of the Trust. This agreement will then be applicable to each successor Trustee.

         (e) If the Trustee resigns or is removed during the Plan Year in which a Change of Control occurs or during the following Plan Year, notwithstanding anything to the contrary in this Agreement, the Board of Directors must receive the consent of a majority in interest of the Participants for whose account assets are held under the terms of this Agreement in order to appoint a successor Trustee. If the Board of Directors cannot obtain the consent of a majority in interest of the Participants to any Trustee acceptable to it, then an arbitrator will select the new Trustee, which will be appointed by the Board of Directors. The arbitrator will be selected by permitting each of the Company and the Participants (by a vote of the majority in interest) to strike one name each from a panel of three names selected by the Committee and obtained from the American Arbitration Association. The person whose name is remaining win be the arbitrator.

         (f) Any successor Trustee, after acknowledging acceptance of this agreement, the Trust assets and the accounting of the retiring Trustee, will be vested with all the estates, titles, rights, powers, duties, and discretions granted to the retiring Trustee. The retiring Trustee must execute and deliver all assignments or other instruments necessary or advisable for the transfer of all Trust assets as are reasonably required by the successor Trustee.

         (g) Any corporation into which any corporate Trustee or any successor corporate Trustee may be merged or consolidated, or any corporation resulting from any merger or consolidation to which any corporate Trustee or any successor corporate Trustee may be a party, or any corporation to which all or substantially all of the trust business of any corporate Trustee or any successor corporate Trustee may be transferred, will be a successor of such Trustee under this agreement without the filing of any instrument or the performance of any other act.

         (h) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

         (i) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 12 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. AU expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

         Section 13. Adoption by Subsidiaries.

         (a) Any Subsidiary which pursuant to Section 1501 of the Internal Revenue Code of 1986, as amended, files a consolidated return with respect to an affiliated group that includes Victoria Bankshares, Inc. may, with the approval of the Committee, adopt this Trust by appropriate action of its board of directors. The terms of the Trust win apply to each Subsidiary adopting the Trust and to its Participants in the same manner as is expressly provided for Victoria Bankshares, Inc. and its Participants except that the powers of the Board of Directors and the Committee under the Plan and this Trust will be exercised by the Board of Directors of Victoria Bankshares, Inc. alone.

         (b) Subject to the conditions set forth in Section 14(e) , any Subsidiary adopting the Trust may, by appropriate action of its board of directors, terminate its participation in the Trust. The Committee may, in its discretion, also terminate a Subsidiary's participation in this Trust at any time. The termination of the participation in this Trust by a Subsidiary will not, however, adversely affect the rights of any Participant who is working or has worked for the Subsidiary with regard to benefits previously accrued by the Participant under the Plan.

         Section 14. Amendment or Termination.

         (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Victoria Bankshares, Inc. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with
Section 2(b) hereof. No amendment will change a Participant's rights under any provision of this Trust after a Change of Control has occurred without the affected Participant's consent as to assets contributed to the Trust before the Change of Control and as to the accumulation of income and appreciation applicable to those assets.

         (b) The Trust shall not terminate until the date on which Plan Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan, unless sooner revoked in accordance with
Section 2(b) hereof. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

         (c) Each Subsidiary, other than Victoria Bankshares, Inc., will be deemed to have adopted any amendment made by Victoria Bankshares, Inc. No amendment will increase the duties of the Trustee without its written consent.

         (d) Victoria Bankshares, Inc. agrees to make any amendment to this agreement as may be necessary to maintain compliance with the various federal and state laws and any amendment may be made retroactively.

         (e) A Subsidiary may terminate its participation in the Trust only by executing and delivering to the Trustee a notice of termination which evidences the consent of Victoria Bankshares, Inc. to such termination and which specifies the date on which its participation in the Trust will terminate. Upon such termination, the Committee shall determine the portion of the Trust fund allocable to Participants employed by such Company on the basis of the advice of its actuarial consultant. The Committee shall then direct the Trustee whether to continue to hold such portion for the benefit of such Participants under this Trust, transfer such portion to a successor trust similar to this Trust, or distribute such portion to such Participants.

         (f) The Trust created by this agreement will not terminate with respect to a given Company in the event it consolidates or merges and is not the surviving corporation, sells substantially all of its assets, is a party to a reorganization in which its employees and substantially all of its assets are transferred to another entity, liquidates or dissolves if there is a successor corporation. Instead, the Trust will continue until it has fulfilled the obligations to its Participants as set forth in Section 3, at which time it will automatically terminate. Provided, however, in the event of a Change of Control, in accordance with Article IX of the Plan, the benefits of all Participants will be paid out as set forth therein, at which time the Trust will terminate.

         Section 15. Notices and Directions.

         (a) The Trustee will not be bound by any certificate, notice, resolution, consent, order, information or other communication unless and until it has been received at a location which is mutually agreeable to the parties and is in writing, signed by a person designated pursuant to Section 15(b) .

         (b) The Trustee, in all matters pertaining to its management, investment and distribution of the Trust, when it acts in good faith, may rely upon any such notice, resolution, instruction, direction, order, certificate, opinion, letter, telegram or other document believed by the Trustee to be genuine, to have been signed by a proper representative of the Committee or other party permitted to issue a direction to it. In this connection, each Company and the Committee shall furnish to the Trustee the name and signature of the person or persons who are entitled to act on behalf of the Company when communicating with or directing the Trustee on matters relating to the Trust.

         (c) In the event of a levy by a judgment creditor or in the event of a Company's insolvency during the term of the Trust, that Company's board of directors and chief executive officer must give written notice to the Trustee within a reasonable time not to exceed three days of the levy or of a finding of insolvency, as the case may be. For this purpose "insolvency" means the earlier of: becoming subject to proceedings as a debtor under the federal Bankruptcy Code, the general assignment by that Company to or for the benefit of its creditors, or the inability of that Company to pay its debts as they mature.

         Section 16. Miscellaneous.

         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) Benefits payable to Plan Participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity) , alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         (d) The adoption and maintenance of the Trust created under this agreement will not be deemed to be a contract between a Company and the Participants employed by it which gives the Participants the right to be retained in the employment of the Company, to interfere with the rights of the Company to discharge its Participants at any time, or to interfere with the Participants' rights to terminate their employment at any time.

         (e) Whenever the context requires such, words of the masculine gender used herein shall include the feminine and the neuter; and words used in the singular shall include the plural.

         (f) The Trustee, Victoria Bankshares, Inc., or any one or more Companies or Participants may at any time initiate a legal action or proceeding for the settlement of the account of the Trustee, or for the determination of any question or for instructions. The only necessary parties to any such action or proceeding are the Trustee, Victoria Bankshares, Inc., and the Company or Companies or Participant or Participants concerned; however, any other person or persons may be included as parties defendant at the election of the Trustee, Victoria Bankshares, Inc., and the Company or Companies or Participant or Participants concerned.

         (g) Each provision of this agreement is severable and if any provision is found to be void or against public policy, it will not affect the validity of any other provision hereof.

         Section 17. Effective Date.

         The effective date of this Trust Agreement shall be January 1, 1994.

                                        VICTORIA BANKSHARES, INC.

                                        By /s/ Charles R. Hrdlicka
                                           ------------------------------------


                                        VICTORIA BANK & TRUST COMPANY

                                        By /s/ David Jones
                                           ------------------------------------
                                                     Trust Officer

                               FIRST AMENDMENT TO
                           VICTORIA BANKSHARES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                 THIS AGREEMENT by Victoria Bankshares, Inc., a Texas corporation (the "Company") ,

                                  WITNESSETH:

                 WHEREAS, effective January 1, 1994, the Company executed the amended and restated nonqualified deferred compensation plan known as "Victoria Bankshares, Inc. Supplemental Executive Retirement Plan" (the "SERP") ; and

                 WHEREAS, the Company retained the right in Section 9.1 of the SERP to amend the SERP from time to time; and

                 WHEREAS, effective as of January 1, 1994 the Company amended and restated the irrevocable grantor "rabbi" trust that had been created to fund benefits payable under the SERP; and

                 WHEREAS, the Company has determined that the SERP should be amended to reflect the establishment of a second trust agreement between the Company and Victoria Bank & Trust Company (the "Trustee") to provide for payment of salary deferrals, bonus deferrals, profit sharing contributions, matching contributions and earnings attributable thereto pursuant to Section
4.10 of the SERP, under said second irrevocable grantor "rabbi" trust (the "Deferral Trust") established between the Company and the Trustee; and

                 WHEREAS, the Board of Directors of the Company approved resolutions on the 18th day of April, 1995, to amend the SERP to provide for the funding of said salary deferrals, bonus deferrals, profit sharing contributions, matching contributions and earnings attributable thereto under the Deferral Trust;

                 NOW, THEREFORE, the parties hereto agree that the SERP is hereby amended, effective as of January 1, 1995, as follows:

         (1) Section 9.3 of the SERP is hereby amended in its entirety to read as follows:

                 9.3 Effect of Change of Control. In the event of a Change of Control of the Company, this Plan shall automatically terminate effective as of the Change of Control. In determining the benefit of each Participant who is in the active employment of the Company as of the Change of Control under Article III, whether a normal retirement benefit, late retirement benefit, early retirement benefit, disability benefit or severance benefit, as the case may be, the benefit shall be 100% vested and nonforfeitable. Further, each active Participant shall receive the greater of (a) or (b) below, where (a) and (b) are equal to:

         (a) the benefit to which each Participant was entitled to on the day immediately preceding the Change of Control, assuming the Participant had terminated employment with the Company as of the date immediately preceding the Change of Control;

                                      and

         (b) the benefit determined under (a) above, utilizing years of Credited Service the Participant would have at Normal Retirement Date, and utilizing the rate of Compensation that was in effect as of the day immediately prior to Change of Control.

Each former Participant or Beneficiary who is entitled to a retirement benefit, disability benefit or severance benefit, as the case may be, shall be 100% vested in their anticipated benefit. In addition, the benefits and Accounts of each Participant shall be paid out in accordance with the provisions of Section 9.4, as soon as administratively practicable following the Change of Control.

   (2) Section 10.1 of the SERP is hereby amended in its entirety to read as follows.

                 10.1 Payments under this agreement are the obligations of the Company. The Company will pay the benefits to the Participants under this Plan; however, should it fail to do so and a benefit is due, the benefit will be paid, in the case of Participant's Accounts established as a result of Salary Deferral Contributions, Bonus Deferral Contributions, Profit Sharing Contributions, Matching Contributions and earnings attributable thereto credited pursuant to
         Section 4.10 of the Plan, by the Trustee of that certain Trust Agreement, entered into by and between Victoria Bankshares, Inc. and Victoria Bank & Trust Company effective January 1, 1995; and in the case of all other benefits payable under the Plan, shall be paid by the Trustee of that certain distinct and separate Trust Agreement, entered into by and between Victoria Bankshares, Inc. and Victoria Bank & Trust Company effective January 1, 1994 (collectively referred to as the "Trust", "Trusts" or "Rabbi Trusts") . In any event, if either Trust fails to pay for any reason, the Company remains liable for the payment of all benefits provided by this Plan.

         IN WITNESS WHEREOF, the Company has executed this Agreement this 18th day of April, 1995.



                                        VICTORIA BANKSHARES, INC.

                                        By /s/ Charles R. Hrdlicka
                                           -------------------------------------
                                                      President


                                           /s/ Gregory Sprawka
                                           -------------------------------------
                                                      Secretary

                              SECOND AMENDMENT TO
                           VICTORIA BANKSHARES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                          AND TERMINATION AGREEMENT TO
                    VICTORIA BANKSHARES, INC. DEFERRAL TRUST

                 THIS AGREEMENT between Victoria Bankshares, Inc., a Texas corporation (the "Company") and Victoria Bank & Trust Company (the "Trustee"),

                 WITNESSETH:

                 WHEREAS, effective January 1, 1994, the Company executed the amended and restated nonqualified deferred compensation plan known as 'Victoria Bankshares, Inc. Supplemental Executive Retirement Plan" (the "SERP") ; and WHEREAS, the Company has established an amended and restated trust to fund the SERP effective January 1, 1994 (the "Pension Trust") , such trust constituting an irrevocable grantor rabbi trust; and

                 WHEREAS, the Company established effective January 1, 1995 an additional irrevocable grantor rabbi trust (the "Deferral Trust"l so as to allow for funding of Accounts under the SERP attributable to salary deferral contributions, bonus deferral contributions, matching contributions, profit sharing contributions and earnings attributable thereto (collectively the "Contributions") under a separate trust instrument from the Pension Trust; and

                 WHEREAS, the Company retained the right in Section 9.1 of the SERP to amend the SERP from time to time; and

                 WHEREAS, the Company and the Trustee reserved the right in
Section 14 of the Deferral Trust to amend or terminate the trust within certain limitations; and

                 WHEREAS, the Company has determined that the SERP should be amended to terminate all Contributions; and

                 WHEREAS, the Company has likewise determined that all Contributions and accumulation of income thereon should be immediately distributed to all SERP participants as soon as administratively practicable; and

                 WHEREAS, the Company and the Trustee have agreed that the Deferral Trust (but not the Pension Trust, which shall be unaffected) shall be terminated so as to provide for a full and immediate distribution of all Contributions and accumulation of income thereon to Participants; and

                 WHEREAS, the Board of Directors of the Company approved resolutions on the 19th day of December, 1995, to amend the SERP and terminate the Deferral Trust to provide for the termination and distribution of said Contributions and accumulation of income thereon;

                 NOW, THEREFORE, the parties hereto agree that the SERP is hereby amended, effective as of December 19, 1995, as follows:

         (1) Article IV of the Plan is hereby amended by adding the following
             Section 4.12 at the end thereof.

         4.12 Termination of Deferrals. Notwithstanding the preceding provisions of this Article IV to the contrary, effective as of the date of execution of this Second Amendment, all salary deferrals (including excess 401(k) contributions) , bonus deferrals, matching contributions and profit sharing contributions shall immediately terminate, and no further contributions shall be made on and after that date. Provided, however, that all amounts that would have been deferred hereunder but for this Section 4.12 shall instead be paid to the affected Participants in cash at the time the deferrals would otherwise have taken place hereunder.

         (2) Article V of the Plan is hereby amended by adding the following
             Section 5.7 at the end thereof.

         5.7 Distribution of AR Accounts. Notwithstanding the preceding provisions of this Article V to the contrary, effective as of the date of execution of this Second Amendment and Deferral Trust Termination Agreement (this "Agreement") , all Participants shall receive the value of all amounts credited to their accounts including accumulated income in the Deferral Trust as of the date of execution of this Agreement regardless of any elections previously made by the Participants, and all such accounts shall be distributed in a single lump sum payment as soon as administratively practicable following the date of execution of this Agreement.

         (3) The Deferral Trust is hereby terminated effective as of December 19, 1995, and assets distributed as amended above.

         IN WITNESS WHEREOF, the Company and the Trustee have executed this Agreement this 19th day of December, 1995.

                                        VICTORIA BANKSHARES, INC.

                                        By /s/ Charles R. Hrdlicka
                                           -------------------------------------
                                           Chairman and CEO
                                                                         COMPANY

                                        VICTORIA BANK & TRUST COMPANY

                                        By /s/ David Jones
                                           -------------------------------------
                                           Trust Officer
                                                                         TRUSTEE